Calculation of Filing Fee Tables
S-8
COSTAR GROUP, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	2,500,000	$ 24.66	$ 61,650,000.00	0.0001381	$ 8,513.87
Total Offering Amounts:						$ 61,650,000.00		$ 8,513.87
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,513.87
Offering Note
[1]	(1) The CoStar Group, Inc. 2026 Employee Stock Purchase Plan (the "Plan") authorizes the issuance of 2,500,000 shares of CoStar Group, Inc. (the "Company") common stock, par value $0.01 per share ("Common Stock"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or similar transaction. The Plan was approved by the Board of Directors of the Company and the Company's stockholders at the Company's 2026 Annual Meeting of Stockholders. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based on 90% of the average of the high and low prices per share of Common Stock as reported on the Nasdaq Global Select Market on July 23, 2026. Pursuant to the Plan, the Company currently expects to implement an initial offering under the Plan that will provide for a purchase price equal to 90% of the fair market value of a share of Common Stock on the purchase date.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources